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                                                                   EXHIBIT 10.3

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                        IRREVOCABLE POWER OF ATTORNEY

                  The undersigned, Key Bank of Wyoming ("Key Bank"), hereby irrevocably constitutes and appoints Jonathan M. Spiller, the President and Chief Executive Officer of Armor Holdings, Inc., f/k/a American Body Armor & Equipment, Inc. ("AHI"), with full power of substitution, the true and lawful attorney-in-fact (the "Attorney") of Key Bank with the full power in the name of, for and on behalf of Key Bank, to effect any and all sales of the 358,714 shares of common stock of AHI delivered to Key Bank (the "Shares") pursuant to that certain Letter Agreement (the "Agreement"), dated August 16, 1996, among AHI, Key Bank, Defense Technology Corporation of America, Robert Oliver and Sandra Oliver, such shares having been delivered to UBS by AHI for the account of Key Bank pursuant to the terms of that certain Letter Agreement dated September 30, 1996 among Key Bank and UBS.

                  The power and authority granted to the Attorney hereunder shall include, but not be limited to, the power and authority to instruct all appropriate persons to sell and deliver the Shares in accordance with the instructions of AHI, all in conformity with the terms and provisions of the Agreement.

                  This power of attorney is an agency coupled with an interest and all authority conferred hereby shall be irrevocable; provided, however, that upon the occurrence of any of the events described in Section 13 of the Agreement, or as otherwise prescribed by the Agreement, this power of attorney shall terminate. Key Bank shall notify UBS in writing of the occurrence of any event described in Section 13 of the Agreement.

                                   KEY BANK OF WYOMING

                                   By: /s/ Cathy Ford
                                       Cathy Ford
                                       Assistant Vice President

State of Wyoming
County of Laramie  ss.

                  On the 30th day of September, 1996, before me came Cathy Ford to me known, who being by me duly sworn, did depose and say that he resides at Laramie County, city of Cheyenne, state of Wyoming; that he is the Assistant Vice President of Key Bank of Wyoming, the corporation described in and which executed the foregoing instrument; that he knows the seal of the said corporation; that it was so affixed by the order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                       /s/ Ursula Herrera
                                       Notary Public
                                       Laramie County